Exhibit 10.4

EXECUTION VERSION

ONPOINT MEDICAL DIAGNOSTICS, INC

PROCEEDS ESCROW AGREEMENT

THIS PROCEEDS ESCROW AGREEMENT is made and entered into as of the 3rd day of March, 2011, by and between EMERGENT FINANCIAL GROUP, INC. (hereinafter “Agent”), PRIVATE BANK MINNESOTA, (hereinafter “Escrow Agent”), and ONPOINT MEDICAL DIAGNOSTICS, INC., a Minnesota corporation (hereinafter “Issuer”).

Recitals

WHEREAS, Issuer is planning to offer in a private placement to accredited investors only, units consisting of Vertical Health Solutions, Inc. common stock and warrants to purchase additional shares of such corporation’s common stock (collectively, the “Securities”) in an offering (the “Offering”) which is intended to be exempt from registration requirements under both applicable state and federal securities laws;

WHEREAS, in connection with the initial closing on the first $500,000 of subscriptions in the Offering, it is contemplated that the Issuer will be acquired by Vertical Health Solutions, Inc. (“VHS”), and thereby becoming a wholly-owned subsidiary of VHS (the “Merger”);

WHEREAS, Issuer is planning to offer up to a maximum of $5,000,000 of the Securities with a right by the Issuer to terminate such offering if a minimum of $500,000 of subscription proceeds have not been deposited in a subscription proceeds escrow account;

WHEREAS, Agent has agreed to act as the Issuer’s exclusive placement agent on a best efforts basis to offer and sell the Securities pursuant to the terms of a placement agency agreement (the “Placement Agency Agreement”);

WHEREAS, Issuer and Agent have agreed to escrow the proceeds from the Offering, and Issuer and Agent have selected Escrow Agent to act as an escrow agent for such purpose; and

WHEREAS, Escrow Agent is willing to act as escrow agent and to accept the proceeds of the Offering in accordance with the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:

Agreement

1.                                    Proceeds to be Placed in Escrow.  The proceeds received by the Agent in subscription for the Securities (the “Subscription Proceeds”) on or after the date hereof and during the Term of Escrow (as defined herein), shall be promptly delivered to Escrow Agent and shall be deposited by Escrow Agent in an escrow account (hereinafter the “Escrow Account”) subject to the terms of this Agreement.  All funds received by the Escrow Agent will be held in an interest bearing bank accounts.  During the Term of Escrow, Agent shall cause all checks received as Subscription Proceeds for such Securities to be made payable, or immediately endorsed over, to the “OnPoint Medical Escrow.”  To the extent subscriptions are to be paid with wire transfers, they shall be sent as follows:

Bank:	Private Bank Minnesota

ABA #:	091 005 836

For Credit to:	OnPoint Medical Escrow

2.                                    Identity of Purchasers.  Agent shall furnish to Escrow Agent, with each delivery of Subscription Proceeds as provided in paragraph 1 hereof:  (a) the identity of all persons who have paid money in connection with their subscription for the Securities (the “Subscriber” or “Subscribers”) and (b) with respect to each Subscriber, one signed counterpart of a subscription agreement designated by the Company for the purpose of subscribing for Securities showing the Subscriber’s address.  Until released to Issuer as hereinafter provided, all Subscription Proceeds so deposited shall remain the property of the Subscriber, subject to the Subscriber’s obligations under the Subscriber’s subscription agreement, and shall not be subject to any liens or charges of Escrow Agent or Agent, or judgments or creditors’ claims against Issuer.

3.                                    Term of Escrow.  The “Term of Escrow” shall commence as of the date of this Agreement and terminate at 5:00 p.m., Minneapolis, Minnesota time on (i) March 31, 2011, if a minimum of $500,000 of Subscription Proceeds are not held in the Escrow Account and the Issuer elects to terminate the offering; or (ii) June 30, 2011 (subject to an extension up to 45 days upon agreement of the Agent and Issuer).

4.                                    Disbursement of Funds.  Escrow Agent shall pay to Issuer from the Escrow Account such escrowed funds and accrued interest thereon at the Escrow Agent’s normal savings account rate as and at such time or times as directed by the Issuer and the Agent.  The Issuer and Agent shall cooperate in providing instructions for disbursement upon the receipt of acceptable subscriptions for the Securities and such instructions to the Escrow Agent shall not be unreasonably withheld, delayed or conditioned; except, the Issuer and Agent contemplate the instructions for disbursement for the Subscription Proceeds being conditioned upon:

(a)                                Delivery of written confirmation by the Escrow Agent and the Agent to the Issuer of Subscriptions Proceeds being in at least the amount of $500,000;

(b)                               Delivery of written confirmation by the Issuer to the Agent that the Merger has occurred;

(c)                                Delivery of written confirmation by the Issuer to the Agent that VHS has become a party to the Placement Agency Agreement; and

(d)                             Delivery of written confirmation by the Issuer to the Agent that the Issuer is in compliance with the representations and warranties made in the Placement Agency Agreement between the Issuer and the Agent dated as of March 3, 2011.

The instructions may be provided on multiple occasions so as to effect multiple disbursements of the proceeds.  The Issuer may reject or cancel any subscription for Securities in whole or in part.  If payment for such rejected or cancelled subscription has been delivered to the Escrow Agent, the Issuer and the Agent will inform the Escrow Agent of the rejection or cancellation, and Escrow Agent upon receiving such notice shall promptly return such funds to said Subscriber.  If the Issuer and the Agent fail to provide to Escrow Agent the directions as provided above, following the expiration of the Term of Escrow then Escrow Agent shall (i) so notify the Issuer and the Agent in writing within five business days after the last day of the Term of Escrow; (ii) within 20 days after the last day of the Term of Escrow, refund to each Subscriber who then has funds on deposit with the Escrow Agent, by U.S. mail at the address provided to Escrow Agent with the deposit of the Subscriber’s funds, or at such other address as shall be furnished to Escrow Agent by a Subscriber in writing, all Subscription Proceeds paid by such Subscriber for the Securities, without deduction, and without interest; and (iii) notify the Issuer and Agent in writing of such disbursements.

5.                                    Duty and Liability of Escrow Agent.  The Escrow Agent hereby accepts and agrees to perform its obligations hereunder.  The sole duty of Escrow Agent, other than as herein specified, shall be to receive Subscription Proceeds and hold them subject to release, in accordance herewith, and Escrow Agent shall be under no duty to determine whether Issuer or Agent is complying with requirements of this Agreement in tendering to Escrow Agent the Subscription Proceeds from the sale of the Securities.  Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement.  Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction.  Escrow Agent may consult in respect of any question arising under this Agreement and Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.  All funds held by Escrow Agent pursuant to this Agreement shall constitute trust property for the purposes for which they are held.

6.                                    Binding Agreement and Substitution of Escrow Agent as Escrow Agent.  Except as set forth in this Section, this Agreement may not be transferred or assigned by any party hereto without the written consent of the other parties.  The terms and conditions of this Agreement shall be binding on the assigns, transferees, and successors in interest, whether by operation of law or otherwise, of the parties hereto.  If, for any reason, Escrow Agent should be unable or unwilling to continue to act as escrow agent hereunder, then the Issuer may substitute another escrow agent which is a bank or trust company chartered under the laws of the United States or the state of Minnesota, and doing business in the Minneapolis/St. Paul, Minnesota metropolitan area.

7.                                    Escrow Agent’s Fee.  Escrow Agent shall be entitled to receive from Issuer a fee of $1,500 as compensation for its basic services hereunder.  Such fee is intended as full compensation for Escrow Agent’s services as contemplated by this Agreement; provided, if Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of any interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent consults with legal counsel with respect to any question arising after its execution of this Agreement, or Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Agreement, or the subject matter hereof, Escrow Agent shall be reasonably compensated for such extraordinary services and be reimbursed for all costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same may be recoverable from the Issuer only.

8.                                    Notices.  All notices, deliveries and other communications given in connection with this Agreement shall be in writing and shall be deemed to have been given (i) when delivered in hand to Issuer, Agent, and Escrow Agent (being all parties to this Agreement), or at the offices of Issuer, Agent, or Escrow Agent, (ii) if sent by U.S. Certified Mail, on the date received by all parties to this Agreement as noticed on the return receipt, (iii) if sent by facsimile or email on the first business day following the date of transmission to all parties to this Agreement; or (iv) if delivered by a nationally known overnight delivery service (such as Federal Express, UPS or DHL), on the first business day following the date timely delivered to such overnight service to all parties to this Agreement.  Except as may be provided in any notice subsequently given in the manner set forth above, all notices, deliveries and other communications shall be addressed as follows:

If to the Issuer:	OnPoint Medical Diagnostics Inc.
Attention: William Cavanaugh
7760 France Avenue South, 11th Floor
Minneapolis, MN 55435
Facsimile: (888) 370-2819
E-mail: wcavanaugh@onpointmd.com

If to the Agent:	Emergent Financial Group, Inc.
Attention: Peter Voldness
3600 American Boulevard West
Suite 670
Bloomington, MN 92129
Facsimile: (952) 829-1222
Email: pvoldness@emergentfinancial.com

If to Escrow Agent:	Private Bank Minnesota
Attention: Thomas E. Cardle
222 South 9th Street, Suite 3800
Minneapolis, MN 55402
Facsimile: (612) 321-0894
Email address: TomC@PBMN.com
Phone: (612) 321-0991

And a copy in all cases to:	Randy Sparling
Felhaber, Larson, Fenlon & Vogt, P.A.
220 South Sixth Street, Suite 2200
Minneapolis, MN 55402
Facsimile: (612) 338-4608
Email address: rsparling@felhaber.com
Phone: (612) 373-8425

And to:	Michael J. Macaluso
Morgan, Lewis & Bockius LLP
5175 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402
Facsimile No.: (612) 344-1001
Email address: mjmacaluso@morganlewis.com
Phone: (612) 344-7610

9.                                    Execution and Amendment.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.  This Agreement may be amended or modified only by written agreement or consent of Issuer, Agent and Escrow Agent.

10.                             Governing Law.  This Agreement shall be deemed to be entered into and performed wholly within, and shall be governed by and construed in accordance with the laws of the state of Minnesota.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Emergent Financial Group, Inc.			OnPoint Medical Diagnostics, Inc.

By:	/s/ Peter Voldness		By:	/s/ William T. Cavanaugh
	Peter Voldness, CEO			William T. Cavanaugh, CEO

Private Bank Minnesota

By:	/s/ Thomas Cardle
	Its:	Vice President

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